THE GABELLI ASSET FUND
Filing Pursuant to Rule 497(j)
March 19, 1997

Officers Certificate

	I, the undersigned, do hereby certify that:

		 I.	I am the duly elected President and Treasurer of
the
			Gabelli Asset Fund, a Massachusetts Business
Trust
			(the "Fund):

		II.	The prospectuses and statement of additional
information
			of the fund filed herein pursuant to rule 497(j) of the
			securities Act of 1933, as amended (the "Act"), represent
			a fair and accurate English translation of the Spanish
			version of the prospectus and statement of additional
			information not herein filed pursuant to Rule
306(a) of
			Regulation S-T.

		III.	Upon request, the Spanish language documents
will be
			provided to the Commission or the Staff.

	IN WITNESS WHEREOF, I have signed this Certificate and affixed the corporate seal of the fund on this 5th day of March, 1997.

						THE GABELLI ASSET FUND



	By:/s/Bruce N. Alpert
							Bruce  N. Alpert
							President and Treasurer